EXHIBIT 10.1


                         SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into effective as of September 10, 2003, by and between Cowley Technologies Corp. (hereinafter "Cowley"), a corporation registered in the State of Delaware, United States of America, and Shareholders of Starlight E-Commerce Ltd. (hereinafter "Starlight Shareholders"), a corporation registered in Hong Kong. Each of Cowley and Starlight Shareholders is also referred to as a "Party", collectively the "Parties".

	                         RECITALS

     WHEREAS, Starlight Shareholders, as a group, are the beneficial owners and hold of record one hundred percent (100%) of the shares of capital stock of Starlight E-Commerce Ltd. (hereinafter "Starlight" and "Starlight Shares");

     WHEREAS, Starlight Shareholders desire to transfer the Starlight Shares to Cowley, and Cowley desires to issue one million one hundred thousand (1,100,000) shares of capital stock of Cowley to Starlight Shareholders in exchange therefor (hereinafter the "Exchange Shares");

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1)   TERMS

     a) Capitalization of Cowley. Immediately prior to the closing of the exchange transaction contemplated hereby, Cowley has fifteen million (15,000,000) shares of capital stock issued and outstanding, constituting one hundred percent (100%), of the capital stock of Cowley.

    b)   Consideration.

        i) In exchange for the Starlight Shares, Cowley agrees to issue one million one hundred thousand (1,100,000) shares of capital stock of Cowley to Starlight Shareholders as consideration therefor.

       ii) Upon consummation of the transactions contemplated hereby, Starlight shall be a wholly-owned subsidiary of Cowley.

     iii) Upon consummation of the transactions contemplated hereby, Cowley shall have sixteen million one hundred thousand (16,100,000) shares of capital stock issued and outstanding.

   c)	   Legend. Upon issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended, the Exchange Shares (and all securities issued in exchange or substitution therefor) shall bear the following legend or such other legend as may be appropriate with respect to the Exchange Shares to be resold:

         "THE SECURITIES EVIDENCED HEREBY WERE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

    d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur upon execution and delivery of this Agreement by the Parties, together with all documents, instruments, and agreements referred to herein by the respective parties referred to in such documents, instruments, and agreements. The date on which the Closing occurs shall be referred to as the "Closing Date".

2)   Deliveries at the Closing.

    a) Starlight Shareholders' Obligations at Closing. At the Closing, Starlight Shareholders will:

        i)	Deliver or cause to be delivered to Cowley a stock certificate or stock certificates representing and evidencing the Starlight
            Shares, endorsed in blank or accompanied by duly executed assignment documents or stock powers sufficient to transfer good and marketable title to the Starlight Shares to Cowley; and

      ii) Execute and deliver this Agreement and all other documents, instruments, and agreements referred to herein or contemplated hereby.

    b)  Cowley's Obligations at Closing.  At the Closing, Cowley will:

        i) Deliver or cause to be issued and delivered to Starlight Shareholders stock certificates representing and evidencing the Exchange Shares; and

       ii) Execute and deliver this Agreement and all other documents, instruments, and agreements referred to herein or contemplated hereby.

3)    REPRESENTATIONS AND WARRANTIES

     a) Representations, Warranties and Covenants of Starlight Shareholders. Starlight Shareholders hereby represent and warrant to Cowley that the statements contained in this Section 3.a are correct and complete as of the Closing Date. Notwithstanding Cowley's due diligence investigation of Starlight or Starlight Shareholders, Cowley may rely on the representations and warranties contained in this Section 3.a.

         i)	Organization of Starlight.  Starlight is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

        ii)	Authorization of Transaction.  Starlight Shareholders have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

       iii)	Validity of the Starlight Shares.  Starlight Shareholders are the
            beneficial owners and hold of record all of the capital stock of Starlight free and clear of any liens, claims and other encumbrances. Starlight Shareholders are not parties to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Starlight. All of the issued and outstanding equity interests of Starlight have been duly authorized and are validly issued, fully paid and non-assessable.

        iv)	Restriction on Resale.  Starlight Shareholders understand that the
            Exchange Shares have not been registered for sale under the Securities Act of 1933, as amended, are being exchanged to them pursuant to an exemption from registration under Section 4(2) of the Securities Act.

         v)	Litigation, etc.  There are no actions, suits, proceedings or investigations pending or threatened against Starlight
            Shareholders and Starlight, or their properties before any court or governmental agency, which, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, financial condition, affairs, operations or equity ownership of Starlight or any of their properties or assets, or in any material impairment of the right or ability of Starlight Shareholders or Starlight to carry on their business as now conducted or as proposed to be conducted, or in any material liability on the part of Starlight Shareholders or Starlight, and none which questions the validity of this Agreement, or any action taken or to be taken in connection herewith or therewith. Neither Starlight Shareholders nor Starlight is a party or subject to the provisions of any court or governmental agency or instrumentality.

        vi)	Taxes.  Starlight Shareholders and Starlight (i) have filed and will file, in a timely and proper manner, consistent with all applicable laws, all tax returns and tax reports required to be filed by them through the Closing Date (the "Tax Returns") with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all taxes of Starlight required to have been paid on or before the Closing Date (iii) currently are not the beneficiary of an extension of time within which to file any Tax Return. All such Tax Returns were and will be correct and complete at the time of filing. All taxes of Starlight attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for, and Starlight will not accrue a tax liability up to and including the Closing Date.

       vii)	Noncontravention.  Neither the execution and delivery of this
            Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any governing law or other restrictions of any governmental authority to which Starlight Shareholders are subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, governmental approval, certificate, instrument, or other arrangement to which Starlight Shareholders are parties or by which they are bound or to which any of their assets or properties is subject.

      viii)	Broker's Fees.  Starlight Shareholders have no liability or
            obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Starlight Shareholders could become liable or obligated.

        ix)	Disclosure.  The representations and warranties contained in this
            Section 3.a do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section
            3.a not misleading.

   b)	Representations and Warranties of Cowley.  Cowley hereby represents and warrants to Starlight Shareholders that the statements contained in this Section 3.b are correct and complete as of the Closing Date. Moreover, notwithstanding Starlight Shareholders' due diligence investigation of Cowley, Starlight Shareholders may rely on the representations and warranties contained in this Section 3.b.

      i) Organization of Cowley. Cowley is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     ii) Authorization of Transaction. Cowley has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

    iii) Capitalization of Cowley. Immediately prior to the Closing Date, Cowley has fifteen million (15,000,000) shares of common stock issued and outstanding. Cowley is authorized to issue eighty million (80,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock. No preferred stock has been issued and outstanding.

    iv) Validity of Cowley Shares. All Exchange Shares, when issued and delivered will be duly and validly issued and will be fully paid and nonassessable, free and clear of any liens, claims and other encumbrances. Cowley is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Cowley. All of the issued and outstanding equity interests of Cowley have been duly authorized and are duly and validly issued, fully paid and non-assessable.

     v) Litigation, etc. There are no actions, suits, proceedings or investigations pending or threatened against Cowley or its properties before any court or governmental agency, which, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, financial condition, affairs, operations or equity ownership of Cowley or any of its properties or assets, or in any material impairment of the right or ability of Cowley to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of Cowley, and none which questions the validity of this Agreement, or any action taken or to be taken in connection herewith or therewith. Cowley is not a party or subject to the provisions of any court or governmental agency or instrumentality.

     vi) Taxes. Cowley (i) has filed and will file, in a timely and proper manner, consistent with all applicable laws, all tax returns and tax reports required to be filed by them through the Closing Date (the "Tax Returns") with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed and has timely paid or will timely pay all amounts shown thereon to be due; (ii) has paid and shall timely pay all taxes of Cowley required to have been paid on or before the Closing Date (iii) currently is not the beneficiary of an extension of time within which to file any Tax Return. All such Tax Returns were and will be correct and complete at the time of filing. All taxes of Cowley attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for, and Cowley will not accrue a tax liability up to and including the Closing Date.

    vii) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any governing law or other restrictions of any governmental authority to which Cowley is subject, or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, governmental approval, certificate, instrument, or other arrangement to which Cowley is a party or by which it is bound or to which any of its assets or properties is subject.

   viii) Broker's Fees. Cowley has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Cowley could become liable or obligated.

     ix)  Disclosure.  The representations and warranties contained in this
          Section 3.b do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.b not misleading.

4)	MISCELLANEOUS

      a) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other; provided, however, that such consent shall not be unreasonably withheld.

     c) Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    d) Headings. The section headings contained herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    e) Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, the United States of America, without giving effect to any choice or conflict of law provision or rule (whether of the Sate of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    f) Amendments and Waivers. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenants hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder to affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any state or jurisdiction shall not affect the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other state or jurisdiction.

    h) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    i) Construction: Official Version. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

    j) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Delaware, in addition to any other remedy to which they may be entitled, at law or equity.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first above written.


Representative of 				Cowley Technologies Corp.
Starlight Shareholders


By:  Wilberg Limited (seal)                  By: /s/ Vivian Lee Yu Lam
---------------------------              ----------------------------------
      Wilberg Limited                     Vivian Lee Yu Lee, Vice President